UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on May 7, 2024. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 18, 2024. Shares eligible to vote were 223,643,878 at the record date of March 1, 2024.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1 - Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Glenn R. August	151,573,538	3,412,537	258,879	29,818,782
Mark S. Bartlett	151,041,744	3,977,696	225,514	29,818,782
William P. Donnelly	154,068,840	947,346	228,768	29,818,782
Dina Dublon	152,782,552	2,251,051	211,351	29,818,782
Robert F. MacLellan	146,773,292	8,240,290	231,372	29,818,782
Eileen P. Rominger	151,862,455	3,070,012	312,487	29,818,782
Robert W. Sharps	149,511,966	5,299,732	433,256	29,818,782
Cynthia F. Smith	152,842,180	2,178,161	224,613	29,818,782
Robert J. Stevens	151,823,138	3,090,654	331,162	29,818,782
Sandra S. Wijnberg	150,595,361	4,433,832	215,761	29,818,782
Alan D. Wilson	149,929,267	4,999,528	316,159	29,818,782

Proposal 2 - Advisory Vote on the Compensation Paid to Our Named Executive Officers

For	Against	Abstain	Broker Non-Vote
145,268,137	9,088,132	888,685	29,818,782

Proposal 3 - Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2024

For	Against	Abstain	Broker Non-Vote
176,668,684	8,224,522	170,530	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
David Oestreicher
Vice President, Chief Legal Counsel and Corporate Secretary
Date: May 9, 2024